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                       ASSIGNMENT AND SURRENDER


      FOR VALUE RECEIVED each of the undersigned hereby agrees to assign, transfer and surrender to VINTAGE ADVISERS, INC. (the "Company"), when requested by the Company, all right, title and interest of the undersigned in and to any and all shares of common stock, $1.00 par value, of the Company owned by the undersigned, together with any and all rights of the undersigned, if any, to acquire any other or additional securities of the Company; and the undersigned hereby irrevocably constitutes and appoints any officer of the Company as his true and lawful attorney-in-fact to make such transfer on the books of the Company maintained for the purpose, with full power of substitution.

TIMOTHY L. ASHBURN                      JACK R. ORBEN

/s/ Timothy L. Ashburn                    /s/ Jack R. Orben
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             SIGNATURE                                SIGNATURE

December 1, 1997                        December 1, 1997


IN THE PRESENCE OF                      IN THE PRESENCE OF

/s/ Barbara Ashburn                     /s/ Tilishia N. Goveia
-------------------------------------   -------------------------------------



AGREED AND ACCEPTED:

December 1, 1997

VINTAGE ADVISERS, INC.                  UNIFIED HOLDINGS, INC.


By: /s/ Lynn E. Wood                    By: /s/ Timothy L. Ashburn
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   Lynn E. Wood, President and             Timothy L. Ashburn, Chairman
   Chief Operating Officer                 and Chief Executive Officer